Exhibit 5






                     [SIMPSON THACHER & BARTLETT LETTERHEAD]




                                 October 6, 1995




Walter Industries, Inc.
1500 North Dale Mabry Highway
Tampa, FL  33607


         We have acted as special counsel to Walter Industries, Inc., a

Delaware corporation (the "Company"), in connection with the proposed sale of up to 31,911,136 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company by the holders of such Shares, as described in the Registration Statement on Form S-1 (File No. 33-59013), as amended (the

"Registration Statement"), filed by the Company under the Securities Act of

1933, as amended.  The Shares may be sold to the public from time to time in the amounts and manner set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus.

         We have examined the Registration Statement and a specimen of the

Common Stock certificates.  In addition, we have examined, and have relied as to matters of fact upon, original or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements,

documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the



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Walter Industries, Inc.             -2-                     October 6, 1995


Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the

Shares have been duly authorized by the Company and are validly issued,

fully paid and nonassessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York, the federal law of the United States and the Delaware

General Corporation Law.

         This opinion is rendered to you in connection with the above described transactions.  This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to, any other person, firm or corporation without our prior written consent.



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Walter Industries, Inc.             -3-                     October 6, 1995


         We hereby consent to the filing of this opinion of counsel as

Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                 Very truly yours,

                                 /s/ SIMPSON THACHER & BARTLETT

                                 SIMPSON THACHER & BARTLETT